APPENDIX A

to the

FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

between

NORTHWESTERN MUTUAL SERIES FUND, INC.

and

BROWN BROTHERS HARRIMAN & CO.

Dated as of October 31, 2014

The following is a list of Portfolios for which the Brown Brothers Harriman & Co. shall serve as Foreign Custody Manager under a Foreign Custody Manager Delegation Agreement dated as of September 9, 1997:

ASSET ALLOCATION PORTFOLIO*

BALANCED PORTFOLIO*

INTERNATIONAL GROWTH PORTFOLIO

INTERNATIONAL EQUITY PORTFOLIO

RESEARCH INTERNATIONAL CORE PORTFOLIO

EMERGING MARKETS EQUITY PORTFOLIO

MULTI-SECTOR BOND PORTFOLIO

*Including for such Portfolios’ investments in other Northwestern Mutual Series Fund, Inc. Portfolios.

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Portfolio.

NORTHWESTERN MUTUAL SERIES FUND, INC.

BY: /s/ Karen A. Molloy
NAME: Karen A. Molloy

BROWN BROTHERS HARRIMAN & CO.

BY: /s/ Elizabeth E. Pricket
NAME: Elizabeth E. Prickett
TITLE: Managing Director